EXHIBIT 32

Certification Pursuant to Rule 13a-14(b) or Rule 15d-14(b)

of the Securities and Exchange Act of 1934 and 18 U.S.C. Section 1350

Thomas C. Wilder III, President, Chief Executive Officer and Acting Chief Financial Officer of Micro Therapeutics, Inc. (the “Company”), hereby certifies pursuant to Rule 13a-14(b) or Rule 15d-14(b) of the Securities and Exchange Act of 1934 and 18 U.S.C. Section 1350, that:

(1)	the Quarterly Report on Form 10-Q of the Company for the quarterly period ended July 3, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 780(d)); and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 17, 2005	By:	/S/ THOMAS C. WILDER III
Thomas C. Wilder III
President, Chief Executive Officer and Acting Chief Financial Officer
(Principal Executive Officer and Principal Financial Officer)